EXHIBIT 99.1

For Immediate Release

Contacts:

James B. Lipham Chief Financial Officer +1.706.649.2262	Shawn Roberts TSYS Investor Relations +1.706.644.6081 shawnroberts@tsys.com

TSYS Reports 29% Increase in Net Income for 2005

Record Revenue and Earnings Results

Columbus, Ga., January 17, 2006 — TSYS® today announced record annual results with revenues of $1.6 billion and fourth quarter results that exceeded the Company’s forecast.

“We are excited that we exceeded our expectations for the year, even after raising our forecast twice during 2005,” says Philip W. Tomlinson, chief executive officer of TSYS. “The financial strength for the year was driven by the conversion of J.P. Morgan Chase & Co., stronger than expected earnings growth at Vital Processing Services, good growth in our value-added products and effective cross-selling of products and services. Our revenue and earnings growth for 2005 were accomplished by the hard work and dedication of our entire team. We are looking forward to another record year in 2006,” said Philip W. Tomlinson, chief executive officer of TSYS.

Full year 2005 Financial Highlights

•	Total revenues increased 35%
•	Earnings of $194.5 million up 29%
•	Earnings per share of $0.99 up 29%
•	Achieved double-digit net income growth for 21 out of the last 22 years

Below is a summary of the results for the fourth quarter and twelve months ended December 31, 2005, as compared to the same periods in 2004:

(dollars in millions, except earnings per share data)	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2005	2004	Percent Change	2005	2004	Percent Change
Revenues Before Reimbursables	$336.2	249.9	34.5%	$1,289.8	956.6	34.8%
Total Revenues	420.7	307.2	37.0%	1,602.9	1,187.0	35.0%
Operating Income	72.1	58.8	22.7%	287.1	202.2	42.0%
Net Income	49.7	43.0	15.7%	194.5	150.6	29.2%
Basic EPS	0.25	0.22	15.4%	0.99	0.76	29.0%
Diluted EPS	0.25	0.22	15.6%	0.99	0.76	29.1%

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TSYS Reports Results For 2005/Page 2 of 10

Highlights for the Fourth Quarter 2005

•	Expanded global reach into China with a 34% equity interest in China UnionPay Data Co., Ltd.
•	Extended TSYS’ processing relationships with Allied Irish Banks of Dublin, Ireland and Metavante of Milwaukee, Wisconsin
•	Executed a long-term agreement with Toronto-Dominion Bank, of Toronto, Canada to provide a range of processing and support services for its consumer and commercial credit-card accounts
•	Established TSYS Managed Services by integrating contact centers and customer-servicing operations of several subsidiary companies into a single special business unit.

“TSYS posted one of the strongest financial performances in its history in 2005, a year that included several milestone achievements. Unfortunately, the exceptional results have been somewhat overshadowed by news that Citigroup Sears and Bank of America intend to deconvert their consumer accounts in 2006. We believe our management team is deep with experience and has an exceptional support team that is unparalleled in our industry. This team will enable us to continue our momentum in 2006, and overcome any challenge facing us,” Tomlinson says.

“Our fundamentals continue to be strong, with more than 75 million accounts in the pipeline for conversion in 2006,” Tomlinson says. “TSYS delivers real competitive advantages in a dynamic marketplace driven by transaction growth and evolving point-of-sale technologies. We expect that our business will continue to grow domestically and abroad as we extend services to and generate revenue from new markets,” said Tomlinson.

TSYS expects its 2006 earnings will increase in the range of 21% - 23%, and is based on the following assumptions:

1.	Total revenues will increase 5% - 7%
2.	Accounts on file at the end of 2006 will be approximately 395 million to 405 million
3.	Deconvert the Citigroup Sears portfolio as scheduled in May 2006
4.

The deconversion of Bank of America’s consumer portfolio will occur as scheduled in October 2006, with a one-time contract-termination payment of approximately $69 million and an acceleration of amortization of approximately $7 million in contract-acquisition costs.

5.	TSYS will defer revenues and costs associated with converting and servicing the Capital One portfolio. TSYS is in the process of completing the analysis of the accounting for the Capital One contract.

The expected results for 2006 also include the estimated impact of expensing the fair value of stock options beginning in 2006, as well as expenses associated with restricted stock awards, which are expected to replace stock options as TSYS’ primary method of equity-based compensation. The incremental (as compared to 2005) after-tax expense for both options and restricted stock awards in 2006 is estimated at $5.8 million, which represents approximately $0.03 per diluted share, or 3% of reported 2005 diluted earnings per share.

In other business, the TSYS Board of Directors has elected Philip W. Tomlinson as chairman, to succeed Richard W. Ussery, who will continue to serve as a director.

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TSYS Reports Results For 2005/Page 3 of 10

Conference Call

TSYS will host its quarterly conference call at 8:30 a.m. EST, January 18, 2006. The conference call can be accessed via simultaneous Internet broadcast at www.tsys.com by clicking on the “Conference Call” icon on the homepage. The replay will be archived for twelve months and will be available approximately 30 minutes after the completion of the call.

About TSYS

TSYS (www.tsys.com) is one of the world’s largest companies for outsourced payment services, offering a broad range of issuer- and acquirer-processing technologies that support consumer-finance, credit, debit and prepaid services for financial institutions and retail companies in North America, Europe and the Asia-Pacific. Based in Columbus, Ga., TSYS (NYSE: TSS) is 80-percent held by Synovus Financial Corp. (NYSE: SNV), one of FORTUNE magazine’s “Most Admired Companies” and a member of its “100 Best Companies to Work For” Hall of Fame. For more information, contact news@tsys.com.

This press release contains statements that constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding TSYS’ expectation that it will deconvert Citigroup’s Sears and Bank of America’s consumer accounts in 2006; TSYS expectation that business will continue to grow domestically and abroad; the expected after-tax expense for both options and restricted stock awards in 2006; TSYS’ expected earnings growth for 2006; and the assumptions underlying such statements, including, with respect to TSYS’ expected increase in earnings for 2006, an increase in revenues of 5% to 7%, accounts on file at the end of 2006 will be approximately 395 million to 405 million, deconversion of the Citigroup Sears portfolio as scheduled in May 2006, deconversion of Bank of America’s consumer portfolio in October 2006 with a one-time termination payment of $69 million and an acceleration of amortization of approximately $7 million in contract-acquisition costs and TSYS will defer revenues and costs associated with converting and servicing the Capital One portfolio. These statements are based on the current beliefs and expectations of TSYS’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by our forward-looking statements in this press release. Many of these factors are beyond TSYS’ ability to control or predict. These factors include, but are not limited to, revenues that are lower than anticipated; Bank of America does not deconvert as anticipated and amortization of related contract acquisition costs is not accelerated as anticipated; accounts on file at the end of 2006 are lower than anticipated; TSYS incurs expenses associated with the signing of a significant client; internal growth rates for TSYS’ existing clients are lower than anticipated; TSYS does not convert and deconvert clients’ portfolios as scheduled; adverse developments with respect to foreign currency exchange rates; adverse developments with respect to entering into contracts with new clients and retaining current clients; the merger of TSYS clients with entities that are not TSYS clients or the sale of portfolios by TSYS clients to entities that are not TSYS clients; TSYS is unable to control expenses and increase market share; adverse developments with respect to the credit card industry in general; TSYS is unable to successfully manage any impact from slowing economic conditions or consumer spending; the impact of

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TSYS Reports Results For 2005/Page 4 of 10

acquisitions, including their being more difficult to integrate than anticipated; the costs and effects of litigation, investigations or similar matters or adverse facts and developments relating thereto; the impact of the application of and/or changes in accounting principles; overall market conditions; no material breach of the security of any of our systems; and the impact on TSYS’ business, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts. Additional factors that could cause actual results to differ materially from those contemplated in this release can be found in TSYS’ filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

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